UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 16, 2022

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On December 16, 2022, EastGroup Properties, Inc. (the “Company”) entered into a sales agency financing agreement (the “Sales Agreement”) with Robert W. Baird & Co. Incorporated, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., Regions Securities LLC, Samuel A. Ramirez & Company, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (collectively, the “Agents”), pursuant to which the Company may offer and sell shares of its common stock having an aggregate offering price of up to $750,000,000 (the “Shares”) from time to time in “at-the-market” offerings or certain other transactions through, at the Company’s discretion, any of the Agents as its sales agents or acting as principals (collectively, the “Offering”). The Sales Agreement has a term expiring upon the sale of all the Shares (unless it is terminated earlier by the parties) and provides that the Company will pay each of the Agents a commission which in each case shall not exceed 2.0% of the gross sales price of all Shares sold through it as the agent under the Sales Agreement.  Upon entry into the Sales Agreement, the Company terminated the Company’s previous at-the-market program pursuant to those certain sales agency financing agreements, dated December 20, 2019 and July 28, 2021, respectively, as amended. At the time of such termination, shares of the Company’s common stock having an aggregate gross sales price of $305,468,446.59 remained unsold under such prior program.

Sales of the Shares, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in negotiated transactions or by any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”), including block transactions or sales made to or through a market maker other than on an exchange, at prices related to prevailing market prices or at negotiated prices. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Sales Agreements. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, determinations by the Company of the optimal source of funding for the Company and potential uses of the funding available to the Company. The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include working capital, the repayment of amounts outstanding from time to time under the Company’s unsecured revolving credit facilities or other indebtedness and the payment of costs of acquisition or development of industrial properties, or a combination thereof.

The above summary is qualified in its entirety by reference to the Sales Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Shares will be issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on December 16, 2022 (File No. 333-268821), and a prospectus supplement, dated December 16, 2022, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act.

In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Goodwin Procter LLP.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Sales Agency Financing Agreement, dated December 16, 2022, by and among the Company, Robert W. Baird & Co. Incorporated, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., Regions Securities LLC, Samuel A. Ramirez & Company, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:          December 16, 2022

EASTGROUP PROPERTIES, INC.

By: /s/ Brent W. Wood
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer